UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  August 10, 2010

Medefile International, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	033-25126 D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301Yamato Road Suite 315 Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 912-3393

(Former name or former address, if changed since last report)
Copies to: Richard A. Friedman, Esq. Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, New York 10006 Telephone: (212) 930-9700

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On August 10, 2010, the board of directors of Medefile International, Inc. (the “Company”) dismissed Mallah Furman & Company PA (“Mallah Furman”) as the Company’s independent registered public accounting firm.

Mallah Furman has not issued a report on the Company’s financial statements for years ended December 31, 2009 or December 31, 2008. During the fiscal year ended December 31, 2009, and any subsequent period through August 13, 2010, there were no reportable events as the term described in Item 304(a)(1)(iv) of Regulation S-K.

On August 13, 2010, the Company provided Mallah Furman with a copy of the disclosures it is making in response to Item 4.01 on this Form 8-K, and has requested that Mallah Furman furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of the letter, dated August 13, 2010 is filed as  Exhibit 16.1 (which is incorporated by reference herein) to this Current Report on Form 8-K.

On August 10, 2010, the Company re-engaged L.L. Bradford & Company, LLC (“L.L. Bradford”) as its independent registered public accounting firm for the Company’s fiscal year ended December 31, 2010. LL Bradford had previously served as the Company’s independent registered public accounting firm from November 4, 2008 through August 2, 2010.  The change in the Company’s independent registered public accounting firm was approved by the Company’s Board of Directors on August 13, 2010.

From August 2, 2010 through August 10, 2010, the Company did not consult with L.L. Bradford regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements or (ii) any matter that was either the subject of a disagreement or event identified in response to (a)(1)(iv) of Item 304 of Regulation S-K.

Item 9.01      Financial Statements and Exhibits

(d)
Exhibit No.	Description
16.1	Letter from Mallah Furman & Company PA dated August 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 13, 2010	MEDEFILE INTERNATIONAL, INC.

	By:	/s/ Milton Hauser
Name: Milton Hauser
Title: Chief Executive Officer